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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          METROPOLITAN FINANCIAL CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          METROPOLITAN FINANCIAL CORP.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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                       [METROPOLITAN FINANCIAL CORP. LOGO]
                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

                                                                  March 26, 1999



Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of Shareholders of Metropolitan Financial Corp., which will be held at our executive offices, 6001 Landerhaven Drive, Mayfield Heights, Ohio, at 9:00 a.m., local time, on Tuesday, April 27, 1999.

        All holders of record of shares of Common Stock of Metropolitan Financial Corp. as of March 1, 1999, are entitled to vote at the 1999 Annual Meeting.

        As described in the accompanying Notice and Proxy Statement, you will be asked to vote on the election of four directors for three-year terms expiring in 2002 and to ratify the appointment of independent auditors for 1999.

        The accompanying Notice and Proxy Statement and the Annual Report for the year ended December 31, 1998, are being mailed to shareholders on or about March 26, 1999.

        Your vote is very important, regardless of the number of shares you own. I urge you to complete, sign, and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the 1999 Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Thank you for your consideration of these matters and please vote today.

                                                  Sincerely,

                                                  /s/ Robert M. Kaye

                                                  ROBERT M. KAYE
                                                  Chairman of the Board

                       [METROPOLITAN FINANCIAL CORP. LOGO]
                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON
                                 APRIL 27, 1999




        The Annual Meeting of Shareholders of Metropolitan Financial Corp. will be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio, on Tuesday, April 27, 1999, at 9:00 a.m., local time, for the following purposes:

        1. To elect four directors to serve for three-year terms expiring in 2002.

        2. To ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan Financial Corp.'s independent auditors for the fiscal year ending December 31, 1999.

        3. To transact such other business as may properly come before the 1999 Annual Meeting or any postponement or adjournment thereof.

        The Board of Directors has selected March 1, 1999, as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the 1999 Annual Meeting or any postponement or adjournment thereof.


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                             YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.
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                                       By Order of the Board of Directors


                                       /s/ Malvin E. Bank

                                       MALVIN E. BANK
                                       Secretary

March 26, 1999

                                TABLE OF CONTENTS


VOTING INFORMATION FOR THE ANNUAL MEETING..........................................................          1


ISSUE I         ELECTION OF DIRECTORS .............................................................          2
                Nominees for Terms that Expire at the 2002 Annual Meeting..........................          2
                Continuing Directors...............................................................          3
                BOARD'S RECOMMENDATION.............................................................          4
                Board Information..................................................................          4
                Compensation Committee Interlocks and Insider Participation........................          5
                Certain Transactions...............................................................          5
                Compensation Committee Report on Executive Compensation............................          6
                Performance Graph..................................................................          8
                Executive Compensation and Other Information.......................................          10
                Summary Compensation Table.........................................................          10
                Option / SAR Grants in Last Fiscal Year Table......................................          10
                Section 16(a) Beneficial Ownership Reporting Compliance............................          11
                Metropolitan Share Ownership.......................................................          12
                Certain Beneficial Owners..........................................................          13
                Change in Control..................................................................          13

ISSUE II        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS................................          13
                BOARD'S RECOMMENDATION.............................................................          14

GENERAL         2000 Shareholder Proposals.........................................................          14
                Voting Procedures..................................................................          14
                General Information................................................................          14
                Voting Your Proxy Card.............................................................          14
                Revoking Your Proxy................................................................          14

                       [METROPOLITAN FINANCIAL CORP. LOGO]
                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                    VOTING INFORMATION FOR THE ANNUAL MEETING


                   ANNUAL  April 27, 1999         Corporate Headquarters
                 MEETING:  9:00 a.m., EST         6001 Landerhaven Drive
                                                  Mayfield Heights, OH  44124

             RECORD DATE:  The close of business on March 1, 1999. If you were a shareowner at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. On the record date, we had 7,756,393 shares of our common stock outstanding.

                  AGENDA:  1.    To elect four directors
                           2.    Ratify the selection of Crowe, Chizek and
                                 Company LLP as our independent auditors for 1999.
                           3.    Any other proper business

                 PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board's nominees and "for" agenda item 2. The Board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

    PROXIES SOLICITED BY:  The Board of Directors

            MAILING DATE:  Approximately March 26, 1999

     REVOKING YOUR PROXY:  You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed on page 14 under "Voting Procedures/Revoking Your Proxy."

       NOTE ON 10% STOCK   We distributed a 10% stock dividend on December 29,
               DIVIDEND:   1998, to shareholders of record on December 15, 1998.
                           All shares, share prices and related figures are restated in this proxy statement to reflect the stock split.


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                             YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.
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                              ELECTION OF DIRECTORS

         BOARD STRUCTURE:  The Board has 11 directors. The directors are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve for three-year terms. Each director of Metropolitan Financial Corp. ("Metropolitan") also serves as a director of its largest subsidiary, Metropolitan Bank and Trust Company ("Bank").

          BOARD NOMINEES:  Each of the Board's  nominees for terms expiring in
                           2002 currently serves as a director. Each nominee has agreed to serve if reelected.

NOMINEES FOR TERMS THAT EXPIRE AT THE 2002 ANNUAL MEETING:

                MALVIN E.  Mr. Bank has served as Secretary, Assistant Treasurer
                     BANK and Director of Metropolitan and Secretary and Director of the Bank since 1991. Mr. Bank is a senior
      Director since 1991  partner with the Cleveland law firm of Thompson Hine
                           & Flory LLP. Mr. Bank serves as a Director of Oglebay Norton Company. Mr. Bank also serves as a Trustee of Case Western Reserve University, The Holden Arboretum, Chagrin River Land Conservancy, Cleveland Center for Research in Child Development, Hanna Perkins School, and numerous other civic and charitable organizations and foundations. Age 68.

                ROBERT M.  Mr. Kaye has served as Chairman and Chief Executive
                     KAYE Officer of Metropolitan and the Bank since 1987. He has also served as President of Planned Residential
      Director since 1987  Communities, Inc. since 1960. Planned Residential
                           Communities, Inc. is actively engaged in every aspect of multifamily housing from new construction and rehabilitation to acquisition and management.
                           Mr. Kaye serves as a member of the Board of Directors of Community Bank of New Jersey. He has also been a member of the Corporate Council of the Cleveland Museum of Art since its inception in 1993 and has been a member of the Board of Trustees of the College of New Jersey since 1980 and of The Peddie School since 1988. Age 62.

                 DAVID G.  Mr. Lodge joined Metropolitan in December 1988 as
                    LODGE Executive Vice President. He has served as President of Metropolitan and the Bank since August 1991. Mr.
      Director since 1991  Lodge has also served as Director of Metropolitan and the Bank since 1991 and as Assistant Secretary and Assistant Treasurer of Metropolitan since 1992.
                           Mr. Lodge has served as a Director of University Circle Incorporated and Vocational Guidance Services since 1994 and became a member of the Board of Trustees of The Cleveland Playhouse in June 1995.
                           Age 59.

                 DAVID P.  Mr. Miller has served as a Director of Metropolitan
                   MILLER and the Bank since 1992. Mr.Miller also serves as Treasurer and Assistant Secretary of Metropolitan.
      Director since 1992  Since 1986, Mr. Miller has been the Chairman and
                           Chief Executive Officer of Columbia National Group, Inc., a Cleveland-based scrap and waste materials wholesaler and steel manufacturer. He is currently commissioner of the Ohio Lottery. Age 66.

CONTINUING DIRECTORS

DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

                  LOIS K. Ms. Goodman has served as a Director of Metropolitan GOODMAN and the Bank since 1994. Since 1990, she has been
                           President of the Work & Family Consulting Group, Director since 1994 Inc., a consulting service for employers on managing working families. Ms. Goodman is also a member of the Board of Trustees for the Cleveland Opera, the Jewish Community Federation, Starting Point and Eldred Theater. Age 65.

   MARGUERITE B. HUMPHREY  Ms. Humphrey has served as a Director of Metropolitan and the Bank since 1994. Ms. Humphrey developed and Director since 1994 implemented workshops for trustee education for the
                           Cultural Arts Trustee Forum at the Cleveland Mandel Center from 1992 to 1995. She is a trustee for the American Symphony Orchestra League, the Cleveland Institute of Music, the Musical Arts Association, Rainbow Babies and Children's Hospital and the Cleveland Zoological Society. Age 57.

               ALFONSE M.  Mr. Mattia has served as a consultant to the Bank
                   MATTIA since 1987 and as a Director of Metropolitan and the Bank since 1996. Mr. Mattia is a CPA and a founding
      Director Since 1996  partner of Amper, Politziner & Mattia, a New
                           Jersey-based accounting and consulting firm. Mr. Mattia serves on the Assurance Services Executive Committee of the AICPA and is co-Chairman of the Rutgers University Family Business Forum. Mr. Mattia also serves as a director of United Heritage Bank. Age 57.


DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

      ROBERT R. BROADBENT  Mr. Broadbent has served as a Director of
                           Metropolitan and the Bank since 1992. From 1984 to Director Since 1992 1989, Mr. Broadbent served as Chairman and Chief
                           Executive Officer of The Higbee Company, a
                           Cleveland-based clothing and housewares retailer. Mr. Broadbent served as the Chairman of the Rock and Roll Hall of Fame Museum, Inc. until May 1994 and is now on the advisory board. Mr. Broadbent also serves as a Director of PICO Holdings, Inc., as well as a Trustee of the Murphy Foundation. Age 77.

      MARJORIE M. CARLSON  Ms. Carlson has served as a Director of Metropolitan and the Bank since 1994. She is the retired Director Director since 1994 of Development for the Cleveland Foundation. Ms.
                           Carlson is a member of the Board of Trustees of the College of Wooster, the Musical Arts Association and Playhouse Square Foundation. Age 58.

                 JAMES A.  Mr. Karman has served as a Director of Metropolitan
                   KARMAN and the Bank since 1992. Mr. Karman has been affiliated with RPM, Inc. since 1963, and in 1978 he
      Director Since 1992  became President of RPM, Inc., a manufacturer of protective coatings, sealants and specialty chemicals. Mr. Karman serves as a member of the Board of Directors of RPM, Inc., A. Schulman, Inc. and Shiloh Industries, Inc. Mr. Karman also serves as a member of the Board of Trustees of the Boys & Girls Club of Cleveland, Boys Hope, The Western Reserve Historical Society, and is a member of the Corporate Council, Cleveland Museum of Art. Age 61.

                 RALPH D.  Mr. Ketchum has served as a Director of Metropolitan
                  KETCHUM and the Bank since 1991. Since 1987, Mr. Ketchum has been President of RDK Capital Inc., a general partner
      Director Since 1991  in a partnership formed for the purposes of acquiring and managing companies serving the aircraft industry. Before that, he was a Senior Vice President and Group Executive for the General Electric Company, Lighting Group. Mr. Ketchum is also a member of the Board of Directors of Oglebay Norton Company, Thomas Industries, Inc., and Lithium Technologies, Inc. Age 72.


                  BOARD'S THE BOARD UNANIMOUSLY RECOMMENDS ELECTION OF THE RECOMMENDATION ABOVE NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE AT
                           THE 2002 ANNUAL MEETING.


                BOARD INFORMATION

                    BOARD  In 1998, the Metropolitan Board held a total of four
                MEETINGS:  regular quarterly meetings. Each director attended at least 75% of his or her Metropolitan Board and committee meetings.

                           Each Metropolitan director also serves as a director of the Bank. The Bank's Board held 12 regular monthly meetings in 1998. The Bank's Board has also established several committees, including an Audit Committee and a Compensation and Organization Committee. Each director attended at least 75% of his or her Bank Board and committee meetings.

        BOARD COMMITTEES:  The Audit Committee recommends appointment of
                           Metropolitan's independent auditors. It also receives and approves reports and plans, accounting policies and financial statements. The committee oversees Metropolitan's internal audit function and reviews our internal control and audit systems with management and the independent auditors. The Audit Committee held four meetings in 1998. Members:
                           Messrs. Bank (Chair), Broadbent, Karman, Ketchum, Mattia, and Miller and Ms. Humphrey.

                           The Compensation and Organization Committee reviews and recommends compensation with respect to Metropolitan's Chairman of the Board and its President. The committee held two meetings during 1998. Members: Messrs. Ketchum (Chair), Bank, Karman and Kaye.

                           The Board does not have a standing Nominating Committee. The entire Board performs that function.

                           The required procedures to be nominated as a director are found in Metropolitan's Amended and Restated Code of Regulations (the "Regulations"). Only those persons nominated according to the Regulations are eligible to be elected. All nominations must be in writing and given to our Corporate Secretary between 60 and 90 days before the annual shareholders meeting. However, if we give less than 75 days prior notice (either to our shareholders or by public disclosure) of the annual shareholders meeting, then you have 15 days from the earlier of the date we gave the prior notice to make your nomination. If given to our shareholders, the prior notice is given when we mail it.

                           All nominations must include all of the following information about the proposed nominee: the nominee's
                           (a) name, age, business, and residence address; (b) principal occupation or employment for the last five years; (c) beneficial ownership, by class and number, of Metropolitan common shares; (d) other positions held as a director, officer, partner, employee or controlling shareholder of any corporation or other business entity; (e) prior position as a director, officer or employee of a depository institution or any company controlling a depository institution, if any; (f) certain information which would be required to be disclosed in a proxy statement; and (g) written consent to serve if nominated or elected. The nomination must also contain information about the shareholder making the nomination, including: (a) the shareholder's name and record address; (b) a statement that the shareholder is a record holder entitled to vote at the annual meeting; (c) if there are any arrangement or understandings between the shareholder and the nominee and any other person(s) must be described (including naming such person(s)); and (d) the shareholder's beneficial ownership, by class and number of shares, of Metropolitan common shares.

                    BOARD  Directors of the Bank who are neither employees of
             COMPENSATION  Metropolitan or the Bank receive a monthly retainer of $1,000, plus a $500 attendance fee for each Bank Board meeting attended. Directors receive no fees or other retainers for serving on Metropolitan's Board, or on any of the Board committees of Metropolitan or the Bank.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION


      PLANNED RESIDENTIAL  Planned Residential Communities, Inc. ("PRC")
              COMMUNITIES  provides Metropolitan with consulting services on employee benefits and multifamily property matters for an annual retainer of $96,000. Mr. Kaye, Chairman of the Board, is the sole shareholder of PRC.

            THOMPSON HINE  The law firm of Thompson Hine & Flory LLP provided
              & FLORY LLP  legal services to Metropolitan in 1998 and during the current year at costs negotiated in arms-length transactions. Malvin E. Bank is a partner in that firm.

                     1993  Several of Metropolitan's directors and executive
             SUBORDINATED  officers purchased 10% subordinated notes (due
                    NOTES December 31, 2001) from Metropolitan during its 1993 private offering (the "Subordinated Notes"). Those purchases were made on the same terms and conditions as sales to nonaffiliated purchasers. All Subordinated Notes were repurchased by Metropolitan on May 22, 1998 with the proceeds of its Trust Preferred Securities offering, including $515,000 and $200,000, in principal amounts, held respectively by Messrs. Kaye and Ketchum.

          CERTAIN TRANSACTIONS

      AMPER, POLITZINER &  The accounting firm of Amper, Politziner & Mattia
                   MATTIA provided tax services to Metropolitan in 1998 and during the current year at costs negotiated in arms-length transactions. Alfonse M. Mattia is a partner in that firm.

                     1993  As noted above, several of Metropolitan's directors
             SUBORDINATED  and executive officers purchased  subordinated notes
                    NOTES (due December 31, 2001) from Metropolitan during its AND OTHER DEBT 1993 private offering (the "Subordinated Notes").
                           Those purchases were made on the same terms and conditions as sales to nonaffiliated purchasers. All subordinated Notes were repurchased by Metropolitan on May 22, 1998 with the proceeds of its Trust Preferred Securities offering, including the following principal amounts: (a) $200,000 held by David P. Miller; (b) $400,000 jointly held by the Bank's 401(k) Plan and Planned Residential Communities Management Co. Inc. and Affiliates 401(k) Plan; and (c) $200,000 held by the Amper, Politziner & Mattia Profit Sharing Trust, of which Alfonse M. Mattia is a trustee.

                           The Bank has had banking transactions, including loans, with Metropolitan's and the Bank's directors, officers, shareholders and associates, and expects these to continue into the future. Those transactions are in the ordinary course of the Bank's business and are on substantially the same terms, including interest rates and collateral on loans, prevailing at the time for comparable transactions with other persons. Those transactions do not involve more than the normal risk of collectability or present other terms unfavorable to the Bank.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

           THE COMMITTEE:  The Compensation and Organization Committee (the
                           "Committee") of the Board of Directors of the Bank reviews all issues pertaining to the compensation of Mr. Kaye and Mr. Lodge. The Committee submits its recommendations concerning compensation to the full Board of Directors of the Bank for approval.

                  OVERALL  The overriding objectives of the Committee are to
              OBJECTIVES:  motivate employees to accomplish goals desired by
                           Metropolitan. Those goals include:
                           - Reward performance that increases the value of your stock.
                           - Attract, retain and motivate executives and key employees with competitive compensation opportunities.
                           -   Balance short-term and long-term strategic goals.
                           - Address the concerns of shareholders, employees, the financial community and the general public.

              COMPETITIVE  As an overall evaluation tool used in setting the
                   MARKET  compensation for Mr. Kaye and Mr. Lodge, the
                   REVIEW Committee reviews a Bank Compensation Survey prepared annually by the accounting firm of Crowe, Chizek and Company LLP. By studying this report, the Committee is able to review compensation levels and structures for banks with characteristics similar to Metropolitan. The Committee gives particular weight to banks with similar geographic location and similar asset size. The companies listed in the selected peer group used in developing the Performance Graph set forth below are companies included in the Bank Compensation Survey prepared by Crowe, Chizek and Company LLP.

       BANK'S PERFORMANCE  Mr. Kaye's and Mr. Lodge's base salary and bonus are
                  AFFECTS reviewed annually. In making its determinations EXECUTIVE COMPENSATION concerning salary and bonuses, the Committee evaluates the executive's level of responsibility and performance. In the past, the Committee has also taken the performance of the Bank into account by measuring the Bank's financial performance for the previous year in light of the internal projections and forecasts prepared by management for the period.

                 MR. KAYE Before 1996, Mr. Kaye received only base salary. His salary has traditionally been set by the Committee at a level competitive with salaries of chief executive officers of banks of similar geographic location and asset size. Mr. Kaye's base salary for 1998 was $395,000. In addition, in January of 1999, the Committee determined that Mr. Kaye should receive a $75,000 bonus as part of his compensation for fiscal 1998. This increase in salary was based on Mr. Kaye's business planning and entrepreneurial skills, his vision, judgment and leadership as well as his excellent attention to detail. The Committee also recognized the excellent performance of Mr. Kaye in continuing to attract and retain outstanding officers and his overall management of those officers. The Committee awarded the bonus to Mr. Kaye in part due to the continued success of Metropolitan and the Bank during 1998. The determination of the bonus amount is completely within the discretion of the Committee.

                MR. LODGE  Mr. Lodge has traditionally received both salary and bonus. In 1998, Mr. Lodge's base salary was $270,000. Mr. Lodge's salary is based in part on the recommendation of Mr. Kaye and has traditionally been set by the Committee at a level competitive with salaries of chief operating officers of banks of similar geographic location and asset size. In January 1999, the Committee determined that Mr. Lodge was entitled to a bonus of $75,000. Although Mr. Lodge's bonus is also based in part on a recommendation by Mr. Kaye, the determination of the bonus amount is completely within the discretion of the Committee.


                    OTHER The salary portion of compensation earned by the NAMED other Named Executive Officers is determined by Mr.
                EXECUTIVE  Lodge, after consultation with Mr. Kaye. The named
                 OFFICERS executive officers' salaries are set by Mr. Lodge at a level competitive with the salaries of officers fulfilling the same responsibilities for banks of similar geographic location and asset size. In addition to salary, Mr. Bevack and Mr. Bell earned their bonuses in 1998 pursuant to the Mortgage Banking Incentive Plan and the Commercial Real Estate Department Bonus Programs, respectively. Business generation and profits earned for the Bank primarily determine bonuses earned under Messrs. Bevack's and Bell's programs. Mr. Lodge determined Ms. Adam's 1998 bonus. Metropolitan continues to review expanding the scope of the duties of the Committee to include an annual review of the terms and amount of the compensation of executive officers in addition to the Chief Executive Officer and the President.

                    STOCK  The Committee believes that the Chief Executive
                   OPTION  Officer, the other executive officers and certain
               INCENTIVES  other officers and key employees of Metropolitan and the Bank will be motivated, and their financial interests will be more closely aligned with those of Metropolitan's shareholders, with an award of stock options. The Committee determines Metropolitan's stock option policies and makes the actual grants of options. The actual grants were made in May 1998 pursuant to the terms of the Metropolitan Financial Corp. 1997 Stock Option Plan, which was approved by Metropolitan's shareholders on April 28, 1998, and are based on the grantee's historical and/or anticipated contributions to the long-term financial and operational results of Metropolitan. The aggregate number and vesting terms may vary based on the Committee's judgment as to the best form of long-term motivation under the particular circumstances.


                                                       THE COMPENSATION AND
                                                       ORGANIZATION
                                                       COMMITTEE

                                                       Ralph D. Ketchum, Chair
                                                       Robert M. Kaye
                                                       Malvin E. Bank
                                                       James A. Karman



                                PERFORMANCE GRAPH

                      HOW The chart on the following page compares METROPOLITAN'S Metropolitan's common shares with (a) the Nasdaq
              SHARES HAVE  Market Index and (b) a selected peer group published
                PERFORMED  by Media General Financial Services, Richmond,
                  AGAINST  Virginia ("MG Peer Group"), which includes
           THE MARKET AND  419 publicly held savings and loan  associations
                ITS PEERS  located in the United States. The chart assumes an investment of $100 on October 29, 1996, the day on which Metropolitan's common shares became publicly held, in each of the common shares, the Nasdaq Market Index and the stocks in the selected peer group. The overall performance assumes dividend reinvestment throughout the period.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                                      ------------------FISCAL YEAR ENDING-------------------
COMPANY/INDEX/MARKET                  10/29/1996     12/31/1996     12/31/1997     12/31/1998

Metropolitan Fncl                         100.00         103.23         290.91         216.79

Savings & Loans                           100.00         106.20         178.56         156.53

NASDAQ Market Index                       100.00         105.97         129.63         182.83

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

               SUMMARY OF  The following table sets forth certain information
             COMPENSATION  with respect to compensation provided  by
                           Metropolitan and its subsidiaries during the years ended December 31, 1998, 1997 and 1996, to its chief executive officer and Metropolitan's other executive officers whose annual salary and bonus exceed $100,000.


                           SUMMARY COMPENSATION TABLE

                                  FISCAL YEAR
     NAME AND                       ENDED                                                      ALL OTHER
PRINCIPAL POSITION                DECEMBER 31        SALARY               BONUS             COMPENSATION (1)
------------------                -----------       ---------             -----             ----------------
Robert M. Kaye                      1998             $394,465            $75,000(2)              $5,000
Chairman of the                     1997              351,000             75,000(2)               4,750
Board and Chief                     1996              295,000             65,000(2)               4,750
Executive Officer

David G. Lodge                      1998              269,696             75,000(2)               5,000
President, Assistant                1997              242,654             75,000(2)               4,750
Treasurer and                       1996              205,000             65,000                  4,750
Assistant Secretary

Patrick W. Bevack                   1998              142,525            277,185                  5,000
Executive Vice                      1997              146,042             39,553(3)               4,750
President of the Bank               1996              135,000              7,500                  4,750

Lloyd W. W. Bell, Jr.               1998              125,654            139,871                      -
Senior Vice President               1997               23,077               -                         -
and Chief Lending                     (4)
Officer of the Bank

Judith Z. Adam                      1998              105,482              7,000                  4,499
Senior Vice President               1997               99,137              6,000                  4,205
and Chief Financial                 1996               89,144              4,000                  3,726
Officer of the Bank

--------------------------------------------------------------------------------

(1) Represents the Bank's contribution to the Metropolitan Bank and Trust Company 401(k) Plan.
(2)   Paid in January in the following year.
(3) Mr. Bevack's 1997 bonus was not paid until after the Registrant's 1998 Proxy Statement was filed.
(4)   Mr. Bell did not join the Bank until October 20, 1997.

OPTION GRANTS

        STOCK    The following table provides information regarding grants of
      OPTIONS    Options made during the year ended December 31, 1998, to each of the executive officers named in the Summary Compensation
                 Table. All share and base price figures reflect Metropolitan's completion, on December 29, 1998, of a 10% stock dividend.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                                                                       STOCK PRICE
                                                                                                    APPRECIATION FOR
                                           INDIVIDUAL GRANTS                                      TEN YEAR OPTION TERM
                           ----------------------------------------------------------------  ------------------------------
                                             % OF TOTAL
                              NUMBER OF       OPTIONS
                              SECURITIES      GRANTED TO
                              UNDERLYING      EMPLOYEES      EXERCISE OR
                               OPTIONS        IN FISCAL       BASE PRICE      EXPIRATION
NAME                           GRANTED        YEAR             ($/SHARE)      DATE                   5%             10%
                               (#)(1)
-------------------------  ---------------   --------------  -------------  ---------------  --------------  --------------
Robert M. Kaye                     55,000       47.17%             $14.43   05/20/2008            $499,122      $1,264,874
                                    6,600 (2)    5.66               15.87   05/20/2008              50,391         142,281
David G. Lodge                     22,000       18.87               14.43   05/19/2008             199,649         505,949
                                    6,600 (2)    5.66               14.43   05/19/2008              59,895         151,785
Patrick W. Bevack                   3,300 (2)    2.83               14.43   05/19/2008              29,947          75,892
Lloyd W.W. Bell, Jr.                5,500 (2)    4.72               14.43   05/19/2008              49,912         126,487
Judith Z. Adam                      5,500 (2)    4.72               14.43   05/19/2008              49,912         126,487

---------------------------------------------------------------------------------------------------------------------------
INCREASE IN VALUE TO ALL COMMON SHAREHOLDERS (3)                                               $70,350,485    $178,397,039

-----------------
(1) These options vest 50% on the third anniversary, 25% on the fourth anniversary and 25% on the fifth anniversary from the date of grant. Number of options reflects Metropolitan's 10% stock dividend on December 29, 1998.
(2)   Represents grants of incentive stock options.
(3) Calculated for the total number of shares outstanding on December 31, 1998 (7,756,393), at a per share price of $23.50 for 5% annual 10-year price appreciation, and at a per share price of $37.43 for 10% annual 10-year price appreciation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                           Under the securities laws of the United States, Metropolitan's directors and certain officers are required to report their ownership and changes in ownership of Common Shares to the Securities and Exchange Commission (the "SEC") and NASDAQ. The SEC has established certain due dates for these reports. Based on a review of the copies of such forms furnished to Metropolitan in accordance with SEC regulations, and certain representations received by it, Metropolitan believes that, except as is noted below, there were no late filings during 1998. Alfonse M. Mattia made 22 separate purchases of Metropolitan's common shares, individually and/or as trustee, of which five of those purchases were inadvertently reported late on two Forms 4. David P. Miller made nine separate purchases of Metropolitan's common shares, of which two of those purchases were inadvertently reported late on two Forms 4. Judith Z. Adam and Lloyd W.W. Bell, Jr. filed their respective Forms 3 one month late.

                          METROPOLITAN SHARE OWNERSHIP

   DIRECTORS AND  The following tables list, as of February 26, 1999,
       EXECUTIVE  information about Metropolitan's OFFICERS common shares beneficially owned by current directors of and nominees for director of Metropolitan, executive officers included in the Summary Compensation Table, and all directors, nominees for director and executive officers of Metropolitan and the Bank as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common shares indicated.

                                                               AMOUNT AND NATURE OF
       NAME OF INDIVIDUAL OR PERSONS IN GROUP                  BENEFICIAL OWNERSHIP (1)       PERCENT OF CLASS
       --------------------------------------                  ------------------------       ----------------

       Robert M. Kaye                                              6,013,997 (2)                   77.5%
       David G. Lodge                                                 31,127 (3)                     *
       Malvin E. Bank                                                 16,500                         *
       David P. Miller                                                40,706                         *
       Ralph D. Ketchum                                               25,300 (4)                     *
       James A. Karman                                                 7,700*                        *
       Robert R. Broadbent                                            43,430 (5)                     *
       Marjorie M. Carlson                                            22,000*                        *
       Lois K. Goodman                                                18,700 (6)                     *
       Marguerite B. Humphrey                                         11,000*                        *
       Alfonse M. Mattia                                              83,820 (7)                    1.1%
       Patrick W. Bevack                                               9,350*                        *
       Lloyd W.W. Bell, Jr.                                            2,200                         *
       Judith Z. Adam                                                  2,200                         *
       All directors and executive officers as a group
       (15 persons)                                                6,328,250                       81.6%

       -----------------------------------------------------

    (1) The common shares indicated reflect Metropolitan's completion, on December 29, 1998, of a 10% stock dividend to shareholders of record as of December 15, 1998.
    (2) Total includes 6,600 common shares held by Mr. Kaye as trustee with sole investment and voting power.
    (3) Total includes 2,747 common shares held by Mr. Lodge as custodian for his children and 3,520 common shares held by Mr. Lodge's spouse, as to which Mr. Lodge disclaims beneficial ownership.
    (4) Total includes 7,700 common shares held by Mr. Ketchum's spouse, as to which Mr. Ketchum disclaims beneficial ownership.
    (5) Total includes 6,050 common shares held by the Broadbent Family Foundation, of which Mr. Broadbent is Chair.
    (6) Total includes 11,000 common shares held by Ms. Goodman's spouse, as to which Ms. Goodman disclaims beneficial ownership.
    (7) Total includes 42,460 common shares held by Mr. Mattia as trustee, 5,610 common shares held by a partnership in which Mr. Mattia is a partner, and 1,100 common shares held by Mr. Mattia's spouse, as to which Mr. Mattia disclaims beneficial ownership

    *     Represents less than 1% of Metropolitan's outstanding common shares.

       CERTAIN BENEFICIAL  Except as set forth below, no person is known to
                   OWNERS Metropolitan at February 26, 1999 to own beneficially within the meaning of the regulations of the Securities and Exchange Commission, more than 5% of Metropolitan's outstanding common shares.

NAME AND ADDRESS                                    AMOUNT AND NATURE
OF BENEFICIAL OWNER                              OF BENEFICIAL OWNERSHIP (1)                    PERCENT OF CLASS
-------------------                              ---------------------------                    ----------------

Robert M. Kaye                                             6,013,997                                  77.5%
6001 Landerhaven Drive
Mayfield Heights, Ohio  44124

---------------------------

(1) The common shares indicated reflect Metropolitan's completion, on December 29, 1998, of a 10% stock dividend to shareholders of record as of December 15, 1998

        CHANGE IN CONTROL  Metropolitan has a revolving credit agreement with a commercial bank (the "Commercial Bank Agreement"). The Commercial Bank Agreement is a revolving line of credit that matures on May 30, 1999, but can be renewed annually upon agreement of both parties. The maximum permitted borrowing amount is $12.0 million. As collateral for the Commercial Bank Agreement, Mr. Kaye pledged a portion of his common shares in an amount at least equal in value to 200% of any outstanding balance. At March 1, 1999, the outstanding balance under the Commercial Bank Agreement was $12.0 million.

                                    ISSUE II


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



             RATIFICATION Upon the recommendation of its Audit Committee, the OF THE BOARD'S Board has selected Crowe, Chizek and Company LLP as
                SELECTION  Metropolitan's independent auditors for the fiscal year ending December 31, 1999, to audit the books and accounts of Metropolitan for that year, subject to ratification of the selection by the shareholders at the 1999 Annual Meeting. Crowe, Chizek and Company LLP has been the independent auditors of Metropolitan since 1991.

                           Representatives of Crowe, Chizek and Company LLP are expected to be present at the 1999 Annual Meeting and to be available to respond to appropriate questions. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

                           Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan's independent auditors, the Board will consider this vote in determining whether to continue the engagement of Crowe, Chizek and Company LLP.

                  BOARD'S THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF THE RECOMMENDATION SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS
                           INDEPENDENT AUDITORS FOR METROPOLITAN FINANCIAL CORP. FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                                     GENERAL

          2000 SHAREHOLDER PROPOSALS

                PROPOSALS  Any shareholder of Metropolitan wishing to have a
                  MUST BE  proposal considered for inclusion in  Metropolitan's
                   TIMELY  2000 proxy solicitation materials must set forth such
                SUBMITTED proposal in writing and file it with the Secretary of ACCORDING Metropolitan on or before November 27, 1999.
        TO METROPOLITAN'S  Shareholder proposals submitted after that date are
              REGULATIONS  considered untimely and not eligible to be submitted to shareholders for their approval or adoption according to Metropolitan's Amended and Restated Code of Regulations.

VOTING PROCEDURES / REVOKING YOUR PROXY

                  GENERAL  In order for action to be taken at the 1999 Annual
              INFORMATION  Meeting, a quorum must exist. A quorum will exist if at least a majority (i.e., 3,878,197 shares) of the total shares outstanding and entitled to vote is either present or represented by proxy at the Annual Meeting. Regarding Issue I, Election of Directors to the Class of 2002, directors will be elected if they receive a plurality (i.e., the greatest number) of the votes cast by shares present and voting in person or by proxy. Passage of Issue II, Ratification of Metropolitan's Independent Auditors for 1999, will occur with at least a majority vote. Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

                   VOTING  The enclosed proxy card representing your common
                     YOUR  shares will be voted in accordance with the
                    PROXY  instructions you place on the proxy card. If no
                     CARD instructions are given, the proxy card will be voted for the election as directors of the nominees named in this Proxy Statement and in favor of ratifying the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1999. The Board of Directors knows of no other matters which will be presented at the 1999 Annual Meeting. However, if other matters properly come before the 1999 Annual Meeting or any adjournment, the person or persons voting the cards will vote them in accordance with their best judgment on such matters.

                 REVOKING  Proxies may be revoked at any time before it is
                     YOUR  voted if you:
                    PROXY  -   Deliver a signed, written revocation letter,
                               dated later than the proxy, to Malvin E. Bank, Secretary, Metropolitan Financial Corp., 6001
                               Landerhaven Drive, Mayfield Heights, OH 44124; or
                           -   By delivering a signed proxy, dated later than
                               the first one, to Fifth-Third Bancorp, Mail Drop
                               No. 1090D2, 38 Fountain Square Plaza, Cincinnati,
                               OH 45263; or
                           -   By attending the Annual Meeting and giving notice
                               of your revocation in open meeting.

                           Shareholders may only nominate a person for election as a director of Metropolitan at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in the Regulations, including, without limitation, timely providing to the Secretary of Metropolitan the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. Metropolitan will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in the Regulations upon request made to the Secretary of Metropolitan.

                           Metropolitan will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, personnel of Metropolitan and its subsidiaries may solicit the return of proxies in person, by telephone or through other forms of communication. Metropolitan personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Metropolitan will request brokers, banks and other custodians, nominees and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.





                                           By Order of the Board of Directors

                                           MALVIN E. BANK
                                           Secretary

March 26, 1999

                                     [LOGO]



                                  METROPOLITAN
                                  ------------
                                 FINANCIAL CORP.




                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert M. Kaye, David G. Lodge and Malvin
E. Bank and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of common stock of Metropolitan Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said CORPORATION scheduled to be held Tuesday, April 27, 1999 at 9:00 a.m. at the offices of said CORPORATION, 6001 Landerhaven Drive, Mayfield Heights, Ohio, or at any adjournment thereof.

     The Board of Directors recommend a FOR vote on the election of Directors, and the proposal to appoint Crowe, Chizek and Company LLP. Please mark an X in one box under each item.

1. ELECTION of four Class III directors:

              [ ]  FOR all nominees        [ ]   WITHHOLD AUTHORITY to vote for
                   listed below.                 all nominees listed below.

CLASS III- Malvin E. Bank, Robert M. Kaye, David G. Lodge and David P. Miller

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below:

-------------------------------------------------------------------------------
2. Proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999.
          [] FOR         [] AGAINST             [] ABSTAIN

[LOGO]
METROPOLITAN
FINANCIAL CORP.
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263

                              fold and detach here
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In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.
     This PROXY when executed will be voted in the manner directed hereon by the undersigned SHAREHOLDER(S).
          If no direction is made, this PROXY will be voted FOR Proposals 1 and 2.

                     ALL FORMER PROXIES ARE HEREBY REVOKED.



                      Dated:________________, 1999





                      -------------------------------------
                               (Signature of Shareholder)

                      -------------------------------------
                               (Signature of Shareholder)
                     (Please sign exactly as your name or names appear opposite. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)